Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

OF VISTA GOLD CORP.

(Giving Effect to Disposition of Nevada-based Exploration Properties and Related Assets)

PRO FORMA CONSOLIDATED STATEMENT OF LOSS

FOR FISCAL YEAR ENDED DECEMBER 31, 2006

	Vista Gold Corp. year ended December 31, 2006 (Audited)	Vista Gold Corp. Nevada Explor. Prop. year ended December 31, 2006 (Audited) (Note 2(a))	Pro forma statement of loss for year ended December 31, 2006 (Unaudited)
(U.S. dollars in thousands)
Income:
Interest Income	$1,212	$539	$673
Gain on disposal of marketable securities	190	61	129
Gain on currency translation	25	11	14
Other income	236	13	223

Total other income	$1,663	$624	$1,039

Costs and expenses:
Exploration, property evaluation and holding costs	(1,908)	(1,354)	(554)
Corporate administration and investor relations	(2,892)	(926)	(1,966)
Depreciation and amortization	(241)	(199)	(42)
Stock-based compensation	(791)	(254)	(537)
Write-down on mineral properties	(2)	—	(2)

Total costs and expenses	$(5,834)	$(2,733)	(3,101)

Net loss	$(4,171)	$(2,109)	$(2,062)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

OF VISTA GOLD CORP.

(Giving Effect to Disposition of Nevada-based Exploration Properties and Related Assets)

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2007

	Vista Gold Corp. March 31, 2007 (Unaudited)	Vista Gold Corp. Nevada Explor. Prop. March 31, 2007 (Unaudited)	Eliminations	Notes	Pro forma balance sheet March 31, 2007 (Unaudited)

(U.S. dollars in thousands)
Assets:
Cash and cash equivalents	$46,765	$90	$(24,385)	2(a)(b)	$22,290
Marketable securities	1,242	—	—		1,242
Accounts receivable	1,075	84	(615)	2(a)(b)	376
Supplies inventory, prepaids and other	510	107	—		403
Other current assets	25	—	—		25

Current assets	49,617	281	(25,000)		24,336
Restricted cash	5,385	5,385	—		—
Mineral properties	33,545	10,189	—		23,356
Plant and equipment	1,322	948	—		374
Prepaid transaction costs	2,119	—	(2,119)	2(c)	—
Other long-term receivables	166	—	—		166
reclamation premium costs and other assets	1,852	1,852	—		—

	44,389	18,374	(2,119)		23,896

Total assets	$94,006	$18,655	$(27,119)		$48,232

Liabilities and Shareholders’ Equity:
Accounts payable	$258	$18	$—		$240
Accrued liabilities and other	910	111	—		799

Current liabilities	1,168	129	—		1,039
Capital lease obligations	20	20	—		—
Asset retirement obligation and closure costs	4,688	4,663	—		25

Total liabilities	5,876	4,812	—		1,064

Capital stock, no par value:
Preferred—unlimited shares authorized; no shares outstanding
Common—unlimited shares authorized; shares outstanding: 2007—32,027,969 and 2006—31,674,623	217,292	—	—		217,292
Warrants	531	—	—		531
Options	2,362	—	—		2,362
Contributed surplus	253	—	—		253
Accumulated other comprehensive income	383	—	—		383
Parent company’s net investment	0	24,019	24,019		—
Deficit	(132,691)	(10,176)	(51,138)		(173,653)

Total shareholders’ equity	88,130	13,843	(27,119)		47,168

Total liabilities and shareholders’ equity	$94,006	$18,655	$(27,119)		$48,232

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

OF VISTA GOLD CORP.

(Giving Effect to Disposition of Nevada-based Exploration Properties and Related Assets)

PRO FORMA CONSOLIDATED STATEMENT OF LOSS

FOR QUARTER ENDED MARCH 31, 2007

	Vista Gold Corp. quarter ended March 31, 2007 (Unaudited)	Vista Gold Corp. Nevada Explor. Prop. quarter ended March 31, 2007 (Unaudited) (Note 2(a))	Pro forma statement of loss for quarter ended March 31, 2007 (Unaudited)

(U.S. dollars in thousands)
Income:
Interest Income	$660	$244	$416
Other income	2	1	1
Gain on disposal of marketable securities	202	61	141

Total other income	$864	$306	$558

Costs and expenses:
Exploration, property evaluation and holding costs	(533)	(257)	(276)
Corporate administration and investor relations	(894)	(269)	(625)
Depreciation and amortization	(75)	(49)	(26)
Stock-based compensation	(134)	(41)	(93)
(Loss)/gain on currency translation	(4)	1	(5)

Total costs and expenses	$(1,640)	$(615)	$(1,025)

Net loss	$(776)	$(309)	$(467)

Other comprehensive income:
Unrealized fair-value increase on available-for-sale securities	$66	$—	$66
Realized fair-value increase on available-for-sale securities	(215)	—	(215)

Increase on available-for-sale securities	(149)	—	(149)

Comprehensive loss	$(627)	$(309)	$(318)

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PREPARATION

This unaudited pro forma consolidated financial statement information has been prepared by management of Vista Gold Corp., (“Vista”) in accordance with Canadian generally accepted accounting principles, for illustrative purposes only, to show the effect of the transfer to Allied Nevada Gold Corp. (“Allied Nevada”) of the Nevada properties. For the purposes of these pro forma statements, these principles conform, in all material respects, with generally accepted accounting principles in the United States, except as described in Note 3. As previously reported, Vista entered into an arrangement and merger agreement (the “Arrangement Agreement”), dated September 22, 2006, with Carl Pescio and Janet Pescio (together, the “Pescios”) pursuant to which Vista agreed to transfer its existing Nevada-based mining properties and related assets into a recently incorporated company, Allied Nevada, that concurrently would acquire the Nevada mineral assets of the Pescios. The transaction was completed by way of a court-approved plan of arrangement (the “Arrangement”) under the Business Corporations Act (Yukon Territory). Under the terms of the Arrangement Agreement Vista was required to use commercially reasonable efforts to complete a public equity financing to raise no less than $25 million through the issuance of common shares registered under the Securities Act of 1933. On November 7, 2006, Vista completed a public equity financing that resulted in net proceeds to Vista of approximately $29.6 million after payment of agents’ fees but excluding estimated offering expenses.

These pro forma financial statements include:

a)	pro forma consolidated balance sheet as at March 31, 2007 prepared as if the Arrangement was completed on March 31, 2007 and giving effect to the assumptions as described in Note 2; and

b)	pro forma consolidated statements of loss for the year ended December 31, 2006 and the quarter ended March 31, 2007 prepared as if the Arrangement was completed on January 1, 2006 and giving effect to the assumptions as described in Note 2.

These pro forma financial statements are provided for illustrative purposes only, and do not purport to represent the financial position that would have resulted had the Arrangement actually occurred on March 31, 2007 or the results of operations that would have resulted had the Arrangement actually occurred on January 1, 2006. Further, these pro forma financial statements are not necessarily indicative of the future financial position or results of operations of Vista as a result of the Arrangement.

2.	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)

Vista was to transfer its Nevada properties and $25 million in cash to Allied Nevada (net of approximately $615,000 in respect of loans receivable (see 2(b) below) in consideration for approximately 27.5 million shares of Allied Nevada. On completion of the Arrangement, the Vista Nevada exploration properties and related assets and liabilities would be transferred at their carrying value into the consolidated financial statements of Allied Nevada. The statements of loss for Vista Nevada, which have been deducted from Vista in producing the pro forma statements of loss, are derived from an allocation of expenses from Vista to Vista Nevada combined with the historical expenses specifically relating to the entities being disposed of. Please see “Part I. Item 1. Business – Business Development – Significant Developments in 2006 – Entry into Arrangement and Merger Agreement for Proposed Transfer of Nevada Assets and Concurrent Acquisition of Nevada Assets Held by Pescios” in Vista’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission, for further information concerning the transfers of properties and cash made to Allied Nevada by Vista pursuant to the Arrangement Agreement.

(b)	In conjunction with the Arrangement, Vista invested $25 million in cash in Allied Nevada. Of this amount, approximately $615,000 was repaid by Allied Nevada to Vista to pay amounts owing to Vista in connection with loans made by Vista prior to the Arrangement to the Vista subsidiary that held all of Vista’s Nevada-based assets prior to the Arrangement. Pursuant to the Arrangement Agreement, these loan amounts were to be repaid by Allied Nevada to Vista in connection with closing of the Arrangement.

(c)	Since the announcement of the Plan of Arrangement, expenses have been deferred until the transaction has been completed. At the time of closing, these deferred expenses are eliminated from Vista’s balance sheet.

3.    DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Differences between Canadian and United States’ generally accepted accounting principles

The significant measurement differences between generally accepted accounting principles (“GAAP”) in Canada and in the United States, as they relate to these pro forma financial statements are as follows:

(a) In accordance with U.S. GAAP, exploration, mineral property evaluation, holding costs, option payments and related acquisition costs for mineral properties acquired under an option agreement are expensed as incurred. When proven and probable reserves are determined for a property and a bankable feasibility study is completed, then subsequent exploration and development costs on the property would be capitalized. Total capitalized cost of such properties is measured periodically for recoverability of carrying value under SFAS No. 144. Under Canadian GAAP, all such costs are permitted to be capitalized.

(b) In accordance with U.S. GAAP (SFAS No. 115), marketable securities considered to be available-for-sale are to be measured at fair value at the balance sheet date and related unrealized gains and losses are required to be shown separately in comprehensive income. On January 1, 2007, the Corporation adopted CICA 3855 "Financial Instruments—Recogn.ition and Measurement." This standard essentially aligns Canadian GAAP with U.S. GAAP for accounting for marketable securities.

(c) Under Canadian corporate law, the Corporation underwent a capital reduction in connection with the amalgamation of Granges, Inc. (“Granges”) and Hycroft Resources & Development, Inc. whereby share capital and contributed surplus were reduced to eliminate the consolidated accumulated deficit of Granges as of December 31, 1994, after giving effect to the estimated costs of amalgamation. Under U.S. corporate law, no such transaction is available and accordingly is not allowed under U.S. GAAP.

(d) In accordance with U.S. GAAP (SFAS No. 123R), the fair value of all options granted after January 1, 2006 is calculated at the date of grant and expensed over the expected vesting period. On transition to this new standard, the unvested portion of options granted to employees before January 1, 2006 is expensed over the remaining vesting period using the fair value on the date of grant. Prior to January 1, 2006, the Corporation did not record any compensation cost on the granting of stock options to employees and directors as the exercise price was equal to or greater than the market price at the date of grants for U.S. GAAP purposes. Effective January 1, 2006, there were no material differences between Canadian and U.S. GAAP relating to stock-based compensation. The significant measurement differences in the pro forma consolidated statements of loss as at March 31, 2007, and as at December 31, 2006, relative to U.S. GAAP were:

Pro Forma Consolidated Net Loss and Comprehensive Loss

(U.S. dollars in thousands, except share data)	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Pro forma net loss—Candian GAAP	$(467)	$(2,062)
Exploration, property evaluation and holding costs (a)	(1,553)	(2,280)
Stock-based compensation (d)	—	(4)

Pro forma net loss—U.S. GAAP	(2,020)	(4,346)
Unrealized gain/(loss) on marketable securities (b)	—	445

Pro forma comprehensive loss—U.S. GAAP	(2,020)	(3,901)

Pro forma basic and diluted loss per share—U.S. GAAP	$(0.06)	$(0.15)

The significant measurement differences in the pro forma consolidated balance sheets as at March 31, 2007, relative to U.S. GAAP were:

Pro Forma Consolidated Balance Sheets as at March 31, 2007

(U.S. dollars in thousands)	Pro Forma Canadian GAAP	Pro Forma Cdn./U.S. Adjustments	Pro Forma U.S. GAAP
Assets:
Cash and cash equivalents	$22,290	$—	$22,290
Other current assets and property, plant and equipment (b)	2,046	—	2,046

Current assets	24,336	—	24,336
Mineral properties and property, plant and equipment (a)	23,730	(14,154)	9,576
Other assets	166	—	166

	23,896	(14,154)	9,742

Total assets	$48,232	$(14,154)	$34,078

Liabilities and Shareholders’ Equity:
Total liabilities	$1,064	$—	$1,064

Capital stock, no par value:
Common—unlimited shares authorized:
shares issued 2007—32,144,113 pro forma
shares outstanding 2007—32,144,113 pro forma (c,d)	217,292	75,782	293,074
Warrants, options and contributed surplus (c,d)	3,146	4,683	7,829
Other comprehensive income (b)	383	—	383
Deficit (a,b,c,d)	(173,653)	(94,619)	(268,272)

Total shareholders’ equity	47,168	(14,154)	33,014

Total liabilities and shareholders’ equity	$48,232	$(14,154)	$34,078